UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2008

EPICEPT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51290	52-1841431
(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road Tarrytown, NY	10591
(Address of Principal Executive Offices) (Zip Code)

(914) 606-3500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 8.01	Other Events.

On June 23, 2008, the registrant, EpiCept Corporation (the "Company"), entered into a Securities Purchase Agreement with certain investors relating to the issuance and sale in a public offering of approximately 8.0 million shares (the “Shares”) of the Company's common stock, par value $.0001 per share (the "Common Stock"), at a price of $.25 per share and warrants to purchase approximately 8.0 million shares of Common Stock (the "Warrants," and together with the Shares and the shares of Common Stock issuable upon exercise of the Warrants, the "Securities"). Net proceeds to the Company from the sale of the Securities will be approximately $1.9 million. The closing of the offering is subject to customary closing conditions. The Company intends to use the net proceeds it receives to meet the Company’s working capital needs and general corporate purposes through July 2008 and to pay certain fees owed to its senior secured lender. A copy of the Securities Purchase Agreement is attached hereto and incorporated herein by reference as Exhibit 10.1.

The Warrants are exercisable for up to approximately 8.0 million shares of Common Stock of the Company with an exercise price of $.39 per share and are exercisable until June 23, 2013. The exercise price and number of shares issuable upon exercise are subject to adjustment in the event of stock splits or dividends, business combinations, sale of assets or other similar transactions but not as a result of future transactions at lower prices. A copy of the form of Warrant is attached hereto and incorporated herein by reference as Exhibit 10.2. A copy of the press release is attached hereto and incorporated herein by reference as Exhibit 99.1.

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc., acted as placement agent in connection with the offering. A copy of the Placement Agent Agreement is attached hereto and incorporated herein by reference as Exhibit 10.3.

The Securities were offered under the Company's previously filed and effective Registration Statement on Form S-3 (Registration No. 333-145561). On August 17, 2007, the Company filed a base prospectus, and intends to file a prospectus supplement relating to the offering with the Securities and Exchange Commission within the period required by law.

The foregoing is a summary of the terms of the Securities Purchase Agreement, Placement Agent Agreement and Form of Warrant and is qualified in its entirety by reference to the full text of each of those documents, copies of which are filed as exhibits to this Current Report.

The Company issued a press release announcing the offering on June 23, 2008. A copy of the press release is attached hereto and incorporated herein by reference as Exhibit 99.1.

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Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

10.1	Securities Purchase Agreement, dated as of June 23, 2008.
10.2	Form of Warrant.
10.3	Placement Agent Agreement, dated May 28, 2008.
99.1	Press release, dated June 23, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICEPT CORPORATION

By:	/s/ Robert W. Cook
Name:	Robert W. Cook
Title:	Chief Financial Officer

Date: June 23, 2008

EXHIBIT INDEX

No.	Description

10.1	Securities Purchase Agreement, dated as of June 23, 2008.
10.2	Form of Warrant.
10.3	Placement Agent Agreement, dated May 28, 2008.
99.1	Press release, dated June 23, 2008.